                                                                   Exhibit 10.12

                     SecureWeb(TM) Distribution Agreement

  Terisa Systems, Inc., a Delaware corporation with offices at 4984 El Camino Real, Los Altos, California ("Terisa") and Active Software, Inc., a California corporation with principal offices at 1043 N. Shoreline Blvd. Suite 201, Mountain View, CA 94043 ("Active") Active are parties to a SecureWeb Toolkit Developer and Joint Development Agreement (the "Developer Agreement") granting Active certain rights to use the Terisa's Toolkit in the development of Active's Secure Products. The Developer Agreement is incorporated herein by reference and made a part hereof. Effective as of 23 July '96, Terisa and Active enter into this SecureWeb Distribution Agreement concerning the distribution of such Secure Products (the "Distribution Agreement") and agree as follows:

  1.   Definitions

  1.1 "Agreement Year" means the period beginning with the first revenue shipment of Secure Products from Active or six months after execution of the Developer Agreement, whichever occurs first, and ending one year thereafter, and each consecutive twelve month period thereafter.

  1.2 "Distributor" means a dealer or distributor in the business of reselling or redistributing Secure Products by virtue of authority of Active.

  1.3 "End User" means a person or entity sublicensing the Secure Product for personal or Internal Business Use.

  1.4 "Internal Business Use" means use by employees, contractors and others affiliated with the End User under the direction of and for the benefit of the End User. Internal Use may also include initiating or responding electronically to requests from a third party whether or not the End User or third party is paying a fee for being a party to such communications. Internal Business Use does not include the right to provide the software to third parties whether by lease, rental, sale, sublicense or any other means.

  1.5 Capitalized terms used and not otherwise defined in this Distribution Agreement shall have the meanings designated for such terms in the Developer Agreement.

  2.   Grant of License

  2.1  Distribution Licenses. In addition to the rights granted in the Developer
       ----------------------
Agreement and subject to the terms of the Developer Agreement and this Distribution Agreement, Terisa grants to Active and Active accepts a nonexclusive, nontransferable, worldwide license to

     2.1.1.  End User Use, reproduce and distribute to End Users i) in the first
             --------
  Agreement Year that number of copies consistent with the Developer Agreement;
  ii) in all following Agreement Years, that number of copies licensed as specified by Active on Terisa's standard distribution license order form.. Distribution of Secure Products shall be pursuant to an End User agreement which shall include, as a minimum, provisions at least as protective of Terisa and its licensors' rights as those set forth in Exhibit A. End User agreements may be in the form of on-line, "shrink-wrap" or "break seal" licenses.

     2.1.2.  Subdistributors Active may exercise its distribution rights through
             ---------------
  Distributors provided that they execute a signed, written Distributor agreement containing, as a minimum, provisions at least as protective of Terisa and its licensors' rights as those set forth in Exhibit B. Distributors shall have no right to modify the Secure Product. The Distributor shall be considered an End User of any copies licensed for use by the Distributor and such copies shall be subject to same minimum terms as those required in an End User agreement.

     2.1.3.  Enforcement Active shall use
             -----------
  reasonable efforts to ensure that all Distributors and End Users abide the terms of their agreements.

  2.2  Trademark License Subject to the terms and conditions of the Developer
       -----------------
and Distribution Agreements, Terisa grants to Active the right to indicate to the public that its Secure Products contain the Toolkit or portions thereof using the trademarks identified in Exhibit B attached hereto ("Licensed Trademarks") subject to the limitations specified below.

     2.2.1.  Required Use of Marks. For all Secure Products, Active agrees to
             ---------------------
  use its best efforts to use the SecureWeb trademark or a statement that the product incorporates SecureWeb technology from Terisa Systems in their user interfaces (for example, within the splash screens and "about" screen, as appropriate), user documentation, printed product collateral, product packaging and, optionally, advertisements for the Secure Products. The wording of such statements is subject to approval by Terisa.

     2.2.2.  Required Use of RSA Seal. For all Secure Products, Active agrees
             ------------------------
  include the appropriate RSA "Active Seal" from the form attached as part of Exhibit C-2 within the splash screens (if any) which are displayed upon first use of any security functionality which uses the RSA Software within a given on-line session and a statement that the Secure Product contains the RSA Software.

     2.2.3.  Quality Review. Active shall use the Licensed Trademarks only in
             ---------------
  conjunction with a Secure Product which has been produced in accordance with the standards of quality in design, workmanship, and use in conformance with the published quality control specifications for software products incorporating the Toolkit ("Quality Criteria"). Terisa may, at its sole option, review and test any and all Secure Products which are marketed in conjunction with a Licensed Trademark to determine whether such Secure Product conforms with the Quality Criteria. In the event that Terisa elects to review and test a Secure Product under this Section, Terisa shall provide Active, in writing, a grant of approval or disapproval within twenty (20) days from the date of receipt of such Secure Product. Such approval shall be based solely upon the Quality Criteria and shall not be unreasonably withheld. In the event that Terisa denies its approval of a Secure Product under this Section 2.2.3, Active must either (i) immediately cease any further distribution of such Secure Product or (ii) immediately cease any use of the Licensed Trademarks and cease making any claim that the Secure Product is compatible with SecureWeb, S-HTTP or SSL until such time as approval can be obtained. If Terisa requests an additional review and test of a Secure Product which is unchanged from the version previously approved by Terisa, Terisa shall not disapprove the Secure Product unless, in Terisa's opinion, the Secure Product's failure to comply with the Quality Criteria causes a severe degradation of the security provided by the Secure Product or its ability to interoperate with other products satisfying the Quality Criteria.

     2.2.4.  Trademark Use. Active agrees that any use of the Licensed
             --------------
  Trademarks will comply with all of the requirements for use of Licensed Trademarks contained in Trademark Usage Guides attached as part of Exhibit D and as updated from time to time by the trademark owner with written notice to Active by Terisa.

  3.   Limitations on Distribution Licenses

  3.1  Territory Limitation. Active shall not grant sublicenses for use of the
       ---------------------
Secure Product in any foreign country where Active has not licensed or is not concurrently licensing (including as part of a Secure Product) its own software of comparable importance. In distributing and sublicensing the Secure Product in any foreign country, Active shall use, in addition to the requirements expressly set forth in the Developer and Distribution Agreements, the same precautions that Active uses in licensing its own software of comparable importance in such country, but in no event less than reasonable precautions to protect the intellectual property rights of Terisa and its licensors.

  3.2  Government Rights. Any possession, use, sublicense or distribution of the
       ------------------
Secure Product by or to the U.S. Department of Defense and all applicable related agencies or departments shall be subject to restrictions as "commercial computer software" in accordance with the terms of this Agreement as specified in 48 C.F.R. 227.7202-3 of the Defense Federal Acquisition Regulations Supplement (DFARs) as from time to time amended. Any possession, use, sublicense or distribution of the Toolkit by or to civilian agencies of the United States government shall be subject to restrictions as "commercial computer software" in accordance with the terms of this Agreement as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations (FARs) as from time to time amended. Any such sublicense shall set forth all of such restrictions and any documentation delivered with the Secure Product shall contain a restricted rights legend conforming to the requirements of the current applicable DFARS or FAR.

  3.3  Distributor's Use of Marks, Active shall promptly notify Terisa if a
       --------------------------
Distributor is licensed to distribute Secure Products under a private label instead of under Active's own trademark. The written notice shall include (i) the Active Secure Product being distributed, (ii) the private trademark(s) being used by Distributor and (iii) the name and address of the Distributor. Failure to provide such notice and distribution of a Secure Product by a Distributor without notice shall be deemed a material breach of the Developer and Distribution Agreements.

  4.   Distribution Fees

  4.1  Distribution Fees In consideration for the rights granted under Section 3
       -----------------
of this Distribution Agreement, Active agrees to pay the following:

     4.1.1.  Pre-Paid Royalty. A prepaid royalty as described in Section 8.1 of
             -----------------
the Developer Agreement for the first Agreement year.

     4.1.2.  Annual Royalty. Thereafter Active agrees to pay Terisa a
             ---------------
distribution royalty in the amount described in Section 8.3 of the Developer Agreement.

  4.2  One Computer per Copy. Each copy of a Secure Product may licensed for
       ----------------------
use on only one

Licensed Computer. If a copy is to be used by more than one Computer, then for the purposes of calculating licenses and license fees, the number of copies distributed will be considered to be the number of Computers authorized to use the copy. In a networked environment, Active may count the number copies as either the number of authorized users or the number of concurrent users, whichever matches the method selected by the Active and End User for calculating fees due to Active for the Secure Application.

  4.3  Royalty-free Copies. Copies meeting the requirements specified below may
       ---------------------
be sublicensed without payment of a royalty to Terisa and do not count towards the total number of sublicenses specified in Section 4.1.1. (Pre-Paid Royalties).

     4.3.1.  Demonstration Copies. No royalties are due on the distribution of
             ---------------------
  suitably crippled demonstration copies of the Secure Products. Active shall submit for Terisa's approval, in Terisa's sole discretion, the method and extent of the crippling of the demonstration versions. No royalties are due on copies licensed to Distributors solely for demonstration purposes whether or not such copies are crippled.

     4.3.2.  Beta Test Copies. No royalties are due on beta copies provided (i)
             -----------------
  the purpose of such licenses is the testing of products prior to general commercial distribution, (ii) such copies are licensed for a single period of no more than ninety (90) consecutive days, (iii).no license fee is charged,
  (iv) the license is signed and in writing and (v) at the end of the term, Active makes a reasonable effort to insure that the End User either discontinues use of the Secure Product or obtains a regular license.

  5.   Payments

  5.1  Payment Address. Payments to Terisa shall be made in United States
       -----------------
dollars and shall be sent to the Controller of Terisa at the following address or such other address as specified in writing by Terisa:

     Terisa Systems, Inc.
     Attn: Controller
     4984 El Camino
     Real Los Altos, CA 94022

  5.2  Due Dates. Payment of the Pre-Paid License fee is due in accordance with
       ----------
Section 8.2 of the Developer Agreement. Payment of subsequent Annual Royalties is due on the first day of each Agreement Year and payable within thirty (30) days.

  5.3  Reports. Active agrees to provide Terisa with a written report setting
       --------
forth the number of copies distributed by Active and signed by a responsible officer of Active. The report shall be provided within sixty (60) days of the end the Agreement Year for any Agreement Year in which Active distributes at least one copy of a Secure Product. The report shall include, at a minimum, the following information with respect to the Agreement Year: the total number of copies paid for, the total number of copies of each Secure Product licensed or otherwise distributed by Active during the period and cumulatively and a subtotal for each country in which Active distributes Secure Products.

  5.4  Audits. If this Distribution Agreement includes a Pre-paid License,
       -------
Active shall keep and maintain all appropriate books and records necessary for the verification of the number of copies of Secure Products distributed and the license fees due Terisa, including license fees arising out of Active's Distributors' use or distribution of the Secure Products, for a period of three
(3) years following the year to which such records relate. During the term of this Agreement, and for a period of one year thereafter, Terisa or its certified public accountant shall be entitled not more than once annually, to review Active's books and records for the purpose of verifying the accuracy of the license fees paid to Terisa. Alternately, Terisa, at its request, may elect to have Active's independent certified public accountant review Active's annual audit by said accountant for the sole purpose of verifying the accuracy of the license fees paid to Terisa and the number of copies distributed. Such review shall be conducted during Active's normal business hours upon reasonable notice to Active. If the number of copies distributed is less than the number reported, Active shall be credited for the difference. Any additional license fees, along with the, shall be payable within thirty (30) days of such invoice. If such review verifies an under-reporting error of greater than 5% or any distribution in excess of the number of licensed copies, the costs of such review shall be paid for by Active in addition to payment for the copies at the then current royalty rates and a late payment penalty assessed in accordance with Section 5.6 (Late Fees); otherwise, such costs shall be paid for Terisa. Such payment does not effect Terisa's right to pursue all remedies due to it for such breaches of the Agreement. All information provided pursuant to this Section shall be maintained in confidence by Terisa, except (i) as may be required to enforce the payment obligations hereunder and (ii) that Terisa may provide the information on a confidential, need to know basis to its third party licensors, solely for the purpose of verifying royalty payments due to them by Terisa.

  5.5  Taxes. The fees payable hereunder are exclusive of taxes. Active shall
       ------
pay or reimburse Terisa for all taxes, including sales or use taxes, however designated, imposed as a result of the existence or operation of this Agreement, except any income and franchise tax imposed on Terisa by any governmental entity. If Active is required to make any deduction or withholding for any non-refundable tax, duty or other charge imposed by a governmental entity, such payments shall be increased to an amount which, after such deduction or withholding, will result in payment to the Terisa of the full amount Terisa would have received had no such deduction or withholding been made.

  5.6  Late Fees. A late payment penalty of one and one-half (1 1/2%) or the
       ----------
maximum allowed by law, whichever is less, of any license fees not paid when due shall be assessed for each thirty (30) day period or portion thereof during which such payment is delayed.

  6.   Indemnification

  6.1  Terisa Obligation to Defend. Subject to the limitations set forth below,
       ----------------------------
Terisa, at its own expense, shall: (i) defend or at its option settle, any claim, suit or proceeding against the Active on the basis of infringement of any United States patent, copyright or trade secret by the unmodified Toolkit as delivered by Terisa or any claim that Terisa has no right to license the Toolkit hereunder; and (ii) pay any final judgment entered or settlement against the Active of such issue in any such suit or proceeding defended by Terisa. Terisa shall have no obligation to the Active pursuant to this Section unless: (a) the Active gives Terisa prompt written notice of the claim; (b) Terisa is given the right to control and direct the investigation, preparation, defense and settlement of the claim; and (c) Active provides Terisa with reasonable assistance in the defense or settlement thereof. Notwithstanding the foregoing, Terisa assumes no liability for infringement claims arising from (i) combination of the Toolkit or any part thereof with other hardware or software not provided by Terisa where such infringement would not have arisen from the use of such Toolkit or portion thereof standing alone, and (ii) modification of the Toolkit or portion thereof by anyone other than Terisa where such infringement would not have occurred but for such modifications.

  6.2  Remedies. If Terisa receives notice of an alleged infringement, Terisa
       ---------
shall have the right, at its sole option, to obtain the right to continued use of Toolkit or to replace or modify the Toolkit so that it is no longer infringing. If neither of the foregoing options is reasonably available to Terisa, then Terisa may terminate the Developer and Distribution Agreements and return license fees paid hereunder less a sum to account for actual use as amortized over a forty-eight (48) month life.

  6.3  Disclaimers. THE RIGHTS AND REMEDIES SET FORTH IN THIS SECTION CONSTITUTE
       ------------
THE ENTIRE OBLIGATION OF TERISA AND THE EXCLUSIVE REMEDIES OF THE ACTIVE CONCERNING TERISA'S PROPRIETARY RIGHTS INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE TOOLKIT OR DOCUMENTATION LICENSED HEREUNDER.

  7.   Indemnification of Terisa.

  LICENSEE EXPRESSLY INDEMNIFIES AND HOLDS HARMLESS TERISA, ITS SUBSIDIARIES, AGENTS AND AFFILIATES FROM' (I) ANY AND ALL LIABILITY OF ANY KIND OR NATURE WHATSOEVER TO LICENSEE'S RECIPIENTS AND THIRD PARTIES WHICH MAY ARISE FROM ACTS OF LICENSEE OR FROM THE LICENSE OF SECURE PRODUCT(S) BY LICENSEE OR ANY DOCUMENTATION, SERVICES OR ANY OTHER ITEM FURNISHED BY LICENSEE TO ITS RECIPIENTS; AND (II) ANY LIABILITY ARISING IN CONNECTION WITH AN UNAUTHORIZED REPRESENTATION OR ANY MISREPRESENTATION OF FACT MADE BY LICENSEE OR ITS AGENTS, EMPLOYEES OR DISTRIBUTORS TO ANY PARTY WITH RESPECT TO THE TOOLKIT OR SECURE PRODUCTS.

  8.   Trade Names and Publicity.

  8.1  Toolkit Representations. Active is authorized to represent to third
       ------------------------
parties only such facts about the Toolkit as Terisa states in its published product descriptions, advertising and promotional materials or as may be stated in other non confidential written material furnished by Terisa.

  8.2  Joint Marketing In order to promote sales of the Secure Products, Active
       ---------------
and Terisa agree to undertake the following marketing efforts and each authorizes the other to use their name and trademarks for that purpose.

     8.2.1. Terisa and Active may issue joint press releases at agreement and product release times.

     8.2.2. In addition, Active agrees to include and use reasonable efforts to have its Distributors include (i) information about SecureWeb security benefits in their Secure Product marketing collateral,(ii) a URL pointing to Terisa Systems in any of Active's Secure Product marketing materials available electronically or distributed with their product.

     8.2.3. Terisa may refer in its marketing activities to Active's license of the Toolkit and that the Secure Products incorporate the SecureWeb technology.

     8.2.4. Active shall provide to Terisa, solely for Terisa's internal use and for display purposes, one (1) working copy of each Secure Product.

  9.   Termination

  9.1  Term This Distribution Agreement shall become effective on the Effective
       ----
Date and shall continue in force thereafter unless terminated in accordance with
Section 6.2 (Remedies) or as set forth herein:

     9.1.1. Automatically on distribution of the total number of pre-paid copies obtained under the Distribution Agreement if the license is a Pre-Paid License.

     9.1.2.  Automatically on termination of the Developer Agreement.

     9.1.3.  By Active upon thirty (30) days' prior written notice to Terisa.

     9.1.4. By Terisa, immediately upon written notice, (i) if Active is in default of its payment obligations hereunder and such default continues for thirty (30) days following receipt of written notice from Terisa or (ii) if Active is in default of an other material obligation hereunder or and such default continues for sixty (60) days following receipt of written notice.

  9.2  Effect of Termination. On termination, the license hereunder shall
       -----------------------
immediately terminate (except as provided in Section 9.3) and Active shall return or destroy, as Terisa may request, all copies of the Toolkit, or any portion thereof, including portions incorporated into Secure Products, in the possession of Active (except as provided in Section 9.3) and an officer of Active shall certify to Terisa that Active has discontinued use and has returned or destroyed all such copies of the Toolkit.

  9.3  Survival of Use Rights. However, on termination in accordance with
       ------------------------
Section 9.1 but not with respect to termination under Section 6.2 of the Distribution Agreement:

     9.3.1. If terminated under Section 9.1.1 or 9.1.3, Active may continue to use all object code copies of the Toolkit and Secure Products on the Licensed Computers for which a license fee has been paid, solely for the purpose of supporting Secure Products previously licensed to End Users.

     9.3.2. If terminated under Sections 9.1.2 or 9.1.4, Active may continue to use a single copy each in object code form of the Toolkit and Secure Products solely for the purpose of supporting Secure Products previously licensed to End Users.

     9.3.3. Active's End Users may continue to use previously licensed Secure Products for which a license fee has been paid pursuant to the terms of their End User Agreement.

  9.4  Survival. The following provisions shall survive the termination of the
       ---------
Agreement: Section 5 (Payments), Section 6 (Indemnification) and Section 7 (Indemnification of Terisa) and Section 9.4 (Survival) and Active's obligation to pay any fees accrued or accruable under Section 4 (Distribution Fees).

  10.  Amendment of Termination Rights Under the Developer Agreement
       -------------------------------

  10.1 Terisa and Active agree to amend the Developer Agreement as follows:

     10.1.1  Section 11.1 (Termination). The following is added after the last
             ---------------------------
  sentence of Section 11.1:

       "This Agreement terminates immediately upon termination of the Distribution Agreement."

     10.1.2  Section 11.2 (Effect of Termination) The following is added to the
             ------------------------------------
  beginning of Section 11.2:

       "Except as otherwise provided under Sections 9.2 and 9.3 of the Distribution Agreement,"

  10.2 Effect of Amendment Except as expressly amended above, the Developer
       -------------------
Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the date set forth above.


TERISA SYSTEMS INC.

By: /s/ Terisa Systems Inc.
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------


ACTIVE SYSTEMS, INC.:

By: /s/ R. James Green
   -----------------------------------

Name: R. James Green
     ---------------------------------

Title: Chairman
      --------------------------------

                                   Exhibit A

                            Minimum Sublicense Terms



  1.  Mandatory Sublicense Terms for All Sublicenses

  All sublicenses of Secure Products shall include substantially the following restrictions:

  1.1. The sublicensee shall agree not to remove or destroy any proprietary, trademark or copyright markings, or confidentiality legends placed upon or contained within the Toolkit or any related materials or documentation. The sublicensee shall include all such notices and legends in all copies of the Secure Product made in accordance with the terms of its sublicense.

  1.2. The sublicensee shall agree that, except for the limited licenses granted under the sublicense agreement, Terisa and its licensors shall retain sole and exclusive ownership of all rights, title and interest in and to the Toolkit and in any and all related patents, trademarks, copyrights or proprietary or trade secret rights.

  1.3. The sublicensee shall agree not to modify, reverse engineer, decompile or disassemble the Secure Product or any part thereof.

  1.4. Any possession, use or sublicense of the Secure Product by or to the United States government shall be subject to restrictions as set forth in subparagraph (c)(1)(ii) of Defense Federal Acquisition Regulations Supplement (DFARS) Section 252.227-7013 for Department of Defense contracts and as set forth in Federal Acquisition Regulations (FAR) Section 52.227-19 for civilian agency contracts or any successor regulations.

  1.5. All sublicense agreements shall be expressly made subject to any federal laws, regulations, orders or other restrictions on the export from the United States of America of the Secure Product or information about the Secure Product which may be in effect from time to time. The sublicensee shall agree not export or reexport, directly or indirectly any Secure Product or information pertaining thereto without first obtaining any necessary export license or other governmental approval.

  2.  Additional Mandatory Sublicense Terms for End User Sublicenses

  In addition to the mandatory terms for all sublicenses, all sublicense agreements of Secure Products to End Users shall include substantially the following restrictions:

  2.1 Sublicenses to End Users may grant the right to use, display and copy the Secure Product solely for personal or internal business use, including communication with third parties.

  2.2 The End User may not copy the Secure Product except to make the number of copies it is licensed to use and for backup purposes.

  2.3 Active shall have the right to terminate the license for the End User's breach of a material term. The End User will agree that, upon termination, the End User will return to Active all copies of the Secure Product and documentation or certify to Active that it has destroyed all such copies.

  2.4 The End User shall have no right to sublicense, assign or otherwise transfer the Secure Product except for the right to transfer its entire interest in a Secure Product in connection with the sale of all or substantially all of its business or relevant business unit.

  2.5 Active shall prohibit its End Users from using the RSA Software for issuing electronic certificates to identify users and verify data integrity unless such right is granted to the End User pursuant to an agreement with VeriSign, Inc., a Delaware corporation, or its successors in interest.

  3.  Additional Mandatory Sublicense Terms for Distributor Sublicenses

  In addition to the mandatory terms for all sublicenses, all sublicense agreements of Secure Products to Distributors shall include substantially the following restrictions:

  3.1. Sublicenses to Distributors may grant the right to copy and distribute Secure Products but shall not include any right to modify the Secure Product. Distributors may license the right to use the Secure Application on terms substantially similar to the terms of an End User Agreement. Distributors may distribute Secure Products in conjunction with other products but may not incorporate the Secure Product into another product.

  3.2 Distributor agrees to use and/or not remove the SecureWeb(TM) trademark or a statement that the product incorporates SecureWeb technology from Terisa Systems in the user interfaces (for example, within the splash screens and "about" screen), user documentation, printed product collateral, product packaging and advertisements for the Secure Products. Use of the SecureWeb mark is subject to the Terisa Trademark Guidelines.

  3.3 To the extent that the Distributor develops its own marketing materials, Active has also agreed to use reasonable efforts to obtain the Distributor's commitment to include (i) information about Secure Web' s security benefits in their Secure

Product marketing collateral, (ii) a URL pointing to Terisa Systems in any of Distributor's Secure Product marketing materials available electronically or distributed with their product, and (iii) the SecureWeb trademark or a statement that the product incorporates SecureWeb technology in their printed Secure Product collateral, product packaging and advertisements.

  3.4 Active shall have the right to terminate the license for Distributor's breach of a material terms. Distributor will agree that, upon termination, the Distributor will return to Active all copies of the Secure Product and documentation or certify to Active that it has destroyed all such copies.


                                   Exhibit B

                               Licensed Trademark


  The following trademark is licensed for use with all Secure Products subject to the requirements of the Terisa Trademark Usage Guide:

  SecureWeb(TM)


  The RSA Active Seal is licensed for use with Secure Products incorporating the RSA encryption algorithms subject to the RSA Logo Guidelines.

                                   Exhibit C

                             Trademark Usage Guides



1.  Terisa Trademark Usage Guide

     Use of the Mark

          The SecureWeb trademark is to be used by Terisa Systems' licensees to indicate that licensed products incorporate the Terisa Systems' security toolkit. The trademark nay only be used on products that satisfy the Quality Criteria (see below). The preferred wording of such statement is:

          "[Licensee's product name] uses SecureWeb(TM) transaction security technology from Terisa Systems, Inc."

     Other phrases require prior approval from Terisa Systems.

     Design of the Mark

     The mark itself consists of the word "SecureWeb" written as one word with a capital "S" and a capital "W"

     The mark should be black, in bold, italic, Times New Roman font. The font size should be a step up from surrounding text, i.e. 14 point in a field of 12 point text.

     The (TM)symbol should be used unless the mark is used in literature and accompanied by the disclaimer, "SecureWeb is trademark of Terisa Systems, Inc." as a footnote or on the publication's credit page.

     Quality Criteria

     Products bearing the SecureWeb trademark must satisfy the following quality criteria or such other criteria as spelled in your license agreement with Terisa Systems:

          1. The Secure Product properly implements the Secure HTTP protocol as specified in the Toolkit product specifications.

          2. The Secure Product operates compatibly with either the Secure HTTP Reference Implementation or such other verification software as Terisa Systems may make available.

2.   RSA Logo, Seals and Trademark Guidelines

  RSA encourages its licensees to use RSA seals, logos and trademarks on licensee product data sheets, packaging and advertising... but it is important to use them properly.

  When using RSA trademark in ads, product packaging, documentation or collateral materials, be sure to use the correct trademark designator: (R) for registered trademarks, and (TM) for claimed or pending trademarks. RSA trademarks and their correct designator are depicted below. To ensure proper usage, please allow RSA Marketing to review any materials using or mentioning RSA trademarks prior to general release - we promise to give you a quick turnaround!

  Using these licensee seals ( and the nearly identical seals that identify other RSA algorithm implementations like RC2 and RC4 ) does not require written permission; in fact, we encourage you to use them on your product packaging and collateral!



                          [LOGOS OF RSA APPEARS HERE]

 However, please obtain written permission before using these corporate logos.


                          [LOGOS OF RSA APPEARS HERE]



              RSA Digital Signature(TM), RSA Digital Envelope(TM)

        RC2(TM) Symmetric Block Cipher, RC4(TM) Symmetric Stream Cipher

                             BSAFE(TM), TIPEM(TM)

              Certificate Issuing System(TM), Co-Issuer Tool(TM)

                         MailSafe(TM), RSA Secure(TM)

                           RSA Sign(R), RSA Check(R)

                Because some things are better left unread.(R)

                  The keys to privacy and authentication(R).

                       RSA Public Key Cryptosystem(TM)

                      MD(TM), MD2(TM), MD4(TM), MD5(TM)